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          CONFIDENTIALITY, NON-COMPETITION AND SEVERANCE PAY AGREEMENT


         THIS CONFIDENTIALITY, NON-COMPETITION AND SEVERANCE PAY AGREEMENT is made as of December 23, 1997, by and between AMERICAN HOMEPATIENT, INC., a Delaware corporation (hereinafter the "Company"), and KATHEY PALMER, a resident of the State of Tennessee (the "Employee").

         WHEREAS, the Company has agreed to continue to employ the Employee, either directly or through a wholly owned subsidiary; and

         WHEREAS, a condition of the Employee's continued employment with the Company is her execution of a confidentiality, non-competition and severance pay agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements made herein, the parties, intending to be legally bound hereby, agree as follows:

         1.       NON-COMPETE AND CONFIDENTIALITY.

                  A. The Employee will, with reasonable notice during or after her employment with the Company, furnish information as may be in her possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party.

                  B. The Employee recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers or other relationships of the Company is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this information are essential to the performance of the Employee's duties. The Employee will not during her employment with the Company (the "Period of Employment") or after, except to the extent reasonably necessary in the performance of her duties, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of the Company except as required by law. The Employee will not make use of this type of information for her own purposes or for the benefit of any person or organization other than the Company. The Employee will also use her best efforts to prevent the disclosure of this information by others. All records, memoranda, etc. relating to the business of the Company whether made by the Employee or otherwise coming into her possession are confidential and will remain the property of the Company.

                  C. Employee will not, either during the Period of Employment or at any time thereafter, use (except for the sole benefit of Company) or disclose to others any proprietary, secret or confidential information, knowledge or data of the Company or its affiliates.




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                  D. During the Period of Employment and thereafter, the
Employee will not use her status with the Company to obtain loans, goods or services from another organization on terms that would not be available to her in the absence of her relationship to the Company. During the Period of Employment and for a twelve (12) month period following termination of such employment for any reason, (i) the Employee will not make any statements or perform any acts intended to advance the interest of any existing or prospective competitor of the Company in any way that will injure the interests of the Company; and (ii) the Employee will not directly or indirectly own or hold any "Proprietary Interest" in or be employed by or receive compensation from any party engaged in the same or any similar business within fifty (50) miles of any location of the Company upon the date of termination of employment. During the Period of Employment and for a twelve (12) month period following termination of such employment for any reason, (i) the Employee will not solicit any client of the Company or discuss with any client of the Company or any employee of the Company any information or the operation of any business intended to compete with the Company; and (ii) the Employee will not, directly or indirectly, hire any current or future employee of the Company, even if such individual is no longer employed by the Company, or solicit or encourage any such employee to leave the employ of the Company. Notwithstanding the foregoing, beginning twelve
(12) months after her termination of employment with the Company for any reason, Employee may hire a past employee of the Company so long as such past employee has not been so employed for at least six (6) months. For the purposes of this Agreement, "Proprietary Interest" means legal or equitable ownership, whether through stock holdings or otherwise, of a debt or equity interest (including options, warrants, rights and convertible interests) in a business firm or entity, or ownership of more than 5% of any class of equity interest in a publicly-held company. The Employee acknowledges that the covenants contained herein are reasonable as to geographic and temporal scope.

                  E. The Employee acknowledges that her breach or threatened or attempted breach of any provision of this Agreement would cause irreparable harm to the Company not compensable in monetary damages and that the Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of this Agreement without being required to prove damages or furnish any bond or other security.

                  F. For purposes of Section 1 of this Agreement, the term "Company" refers to American HomePatient, Inc., a Delaware corporation, and each corporation, limited liability company, partnership joint venture or other business entity in which American HomePatient, Inc.
directly or indirectly has an ownership interest.

         2.       SEVERANCE PAY IN THE EVENT OF TERMINATION.

                  2.1 Termination by Company Following a Change in Control. In the event there is a "Change in Control" of the ownership of the Company, and the Company terminates Employee's employment within twelve (12) months following such Change in Control, the Employee shall be entitled to receive as a severance payment in a lump sum upon such termination an amount equal



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to the sum of (i) her monthly base salary (not including incentive compensation or benefits) as in effect at the time of such termination multiplied by twelve
(12) plus (ii) the annual incentive compensation Employee received for performance during the Company's immediately preceding fiscal year, multiplied by a fraction, the numerator of which is the total number of full calendar months during which the Employee was employed by the Company during the Company's current fiscal year prior to termination and the denominator of which is twelve (12); provided, however, that if such termination occurs within six
(6) months following such Change in Control, that portion of the severance payment referenced in clause (ii) will be reduced by twenty percent (20%) to eighty percent (80%) thereof. For example, if Employee's incentive compensation for the prior fiscal year was Thirty Thousand and No/100 Dollars ($30,000.00) and her employment with the Company was terminated five and one-half (5-1/2) months after a Change in Control, that portion of the severance payment due to Employee pursuant to clause (ii) above would be Ten Thousand and No/100 Dollars ($10,000.00), calculated as follows: 80% x $30,000.00 x 5/12 = $10,000.00. In addition, any earned but unpaid base salary and accrued vacation will be paid, and Company will continue for twelve (12) months following termination all employee benefits to which Employee was entitled immediately prior to termination, including without limitation, health insurance and participation in the Company's Supplemental Executive Retirement Plan. Further, any stock options granted to the Employee will be fully vested upon a Change of Control, whether or not the Employee is terminated, notwithstanding any previously stated vesting restrictions but subject to expiration or termination pursuant to the governing stock option plan.

                  2.2 "Change in Control". A "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company,
(ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell all or substantially all of its assets to another corporation that is not a wholly-owned subsidiary, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13 (d)(3) (as in effect on the date hereof) of the Securities and Exchange Act of 1934 ("Exchange Act"), shall acquire more than 50% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act. For purposes hereof, a "Change in Control" shall not include any transaction of the type described above with or undertaken by Counsel Corporation or its affiliates, within the meaning of Exchange Act Rule 12b-2 (as in effect on the date hereof).

         3. SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

         4. NON-ASSIGNABILITY BY THE EMPLOYEE. Notwithstanding Section 3 hereof, the rights and obligations of the Employee hereunder are not assignable.




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         5. GOVERNING LAW. This Agreement shall be interpreted under, subject to and governed by the laws of the State of Tennessee and all questions concerning its validity, construction, and administration shall be determined in accordance thereby.

         6. WAIVERS. The waiver of a breach by either party of a term or provision of this Agreement, at any time or times, shall not be deemed or construed to be a waiver of any subsequent breach or breaches of the same or of any other terms or provisions of this Agreement at any time or times.

         7. INVALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         8. EXCLUSIVENESS. This Agreement constitutes the entire understanding and agreement between the parties with respect to the employment or severance arrangements of the Employee and supersedes any and all other agreements, oral or written, between the parties. No waiver, modification, or amendment to this Agreement shall be valid unless the same be reduced to writing and signed by the parties hereto.

         9. MODIFICATION. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

         10. ARBITRATION. Any dispute among the parties hereto shall be settled by arbitration in Nashville, Tennessee, in accordance with the rules then in effect of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered by hand, overnight delivery service or confirmed facsimile transmission, to the following:

                  A. If to the Company, at Suite 400, 5200 Maryland Way, Brentwood, Tennessee 37027, Attention: President and Chief Executive Officer, or at such other address as may have been furnished to the Employee by the Company in writing; or



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                  B. If to the Employee, at ____________________________________
________________________________________________ or such other address as may have been furnished to the Company by the Employee in writing.

         12. CONSOLIDATION, MERGER OR SALE OF ASSETS. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another individual, entity or business that assumes this Agreement and all obligations of the Company hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       "COMPANY"

                                       AMERICAN HOMEPATIENT , INC.


                                       By: ___________________________________
                                       Its: __________________________________


                                       "EMPLOYEE"


                                       ---------------------------------------
                                       KATHEY PALMER



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